UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2022

ClimateRock

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41363	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Sloane Avenue

London, SW3 3DD, United Kingdom

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +44 203 954 0590

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A Ordinary Share, one-half of one Redeemable Warrant and one Right	CLRCU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	CLRC	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	CLRCW	The Nasdaq Stock Market LLC

Rights, each entitling the holder to receive one-tenth (1/10) of one Class A Ordinary Share upon the consummation of an initial business combination	CLRCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 20, 2022, the audit committee of the board of directors of ClimateRock, a Cayman Islands exempted company (the “Company”), concluded, after discussion with the Company’s management, that the Company’s unaudited financial statements as of September 30, 2022 contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2022 (the “10-Q”), should no longer be relied upon due to certain errors made in the recording and accruing of certain expenses for such reporting period.

During the fiscal quarter ended September 30, 2022, the Company incurred certain legal expenses with two vendors in connection with the Business Combination Agreement that was entered into on October 6, 2022 with Eco Energy World PLC (the “EEW”). Such services were delivered throughout the third quarter of 2022, but the fees were not properly recorded in accordance with U.S. Generally Accepted Accounting Principles. This resulted in a misstatement of the previously reported balances included in the 10-Q.

In view of the above, the Company’s Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures. Based upon their re-evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective during the period of time the error described above persisted, due to a material weakness in internal controls over financial reporting in the Company’s accrual process. In light of this material weakness, the Company performed additional analysis as deemed necessary to ensure that the Company’s unaudited interim financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Company plans to restate the financial statements identified above in the Company’s Quarterly Report on Form 10-Q/A to be filed with the SEC as soon as practicable. Management intends to implement remediation steps to improve its disclosure controls and procedures and its internal controls over financial reporting. Specifically, management intends to work closely with its financial advisors to ensure balances being recorded at each period end represent the accurate amounts the Company owes.

The Company’s management discussed the above disclosed matters with the Company’s independent registered public accounting firm, UHY LLP (“UHY”). UHY was provided with a copy of the disclosures made herein and was given the opportunity to review these disclosures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2022	ClimateRock

	By:	/s/ Per Regnarsson
		Name:	Per Regnarsson
		Title:	Chief Executive Officer

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